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                                                                      EXHIBIT 22
                          Subsidiaries of the Company

Almat Toy Company, Inc.
Croner-Tyco Toys Pty. Ltd.
Ensueno-Tyco Toys de Mexico, S. A. de C. V.
Illco Acquisition Corp.
Illco (U.K.) Ltd.
Matchbox Collectibles Deutschland GmbH
Matchbox Collectibles, Inc.
Matchbox Collectibles Pty. Ltd.
Matchbox Collectibles (U.K.) Ltd.
Matchbox International Ltd.
Matchbox Toys, Ltd.
Matchbox Toys Pty. Ltd.
Matchbox Toys (USA), Ltd.
Playtime Toys U.K. Ltd.
TVMI Service Corp.
Tyco Asia Ltd.
Tyco Distribution Corp.
Tyco Distribution (Europe) n.v.
Tyco (Far East) Ltd.
Tyco Funding I Corp.
Tyco Funding II Corp.
Tyco (Hong Kong) Ltd.
Tyco Industries, Inc.
Tyco Investment Corp.
Tyco Management I, Ltd.
Tyco Manufacturing Corp.
Tyco Manufacturing (Europe), Inc.
Tyco Playtime, Inc.
Tyco Services, Inc.
Tyco (Singapore) Pte. Ltd.
Tyco Toys Benelux n.v.
Tyco Toys (Canada) Inc.
Tyco Matchbox (Deutschland) GmbH
Tyco Toys (Espana) S.A.
Tyco Toys (France) S.A.
Tyco Toys GmbH
Tyco Toys (New Zealand) Ltd.
Tyco Toys (Switzerland) AG
Tyco Toys (U.K.) Ltd.
Unitoys Company Ltd.
Universal International (Holdings) Ltd.
Universal Product Innovations, Inc.
View-Master International (Singapore) Pte. Ltd.
View-Master Ideal (U.K.) Ltd.
DI Hong Kong Ltd.
Hingham Enterprises Ltd.
Great Results Electronics Ltd.
Matchbox Acquisition, Ltd.
Matchbox Japan Ltd.
Nasta Far East Ltd.
Tyco Toys (Italy) S.p.A.
Macao Toys Ltd.
Macao Die-Casting Toys, Ltd.